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                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE                   FOR FURTHER INFORMATION PLEASE CONTACT:
THURSDAY MARCH 7, 2002                  LEW DICKEY    (404) 949-0700
                                        MARTY GAUSVIK (404) 949-0700



                               CUMULUS MEDIA INC.

             ANNOUNCES RETIREMENT OF RICHARD W. WEENING AS DIRECTOR


         Atlanta, GA March 7, 2002 -- Cumulus Media Inc. (NASDAQ: CMLS) today announced that Richard W. Weening retired as a director of the Company as of March 1, 2002. Mr. Weening's term as a director was scheduled to end at the Company's 2002 Annual Meeting of Shareholders this Spring.

         Giving effect to the completion of all announced pending acquisitions and divestitures, Cumulus Media will own and operate 245 radio stations in 53 mid-size and smaller U.S. media markets. The Company's headquarters are in Atlanta, GA, and its web site is www.cumulus.com. In addition, the Company owns and operates a multi-market radio network in the English-speaking Caribbean.

         For any additional information, or to receive future Company news announcements contact Wendy Wise at (404) 260-6629.